UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2012

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-19001	84-1070932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida		33312
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 766-5351

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 31, 2012, Vapor Corp. (the “Company”) entered into a Scan Based Trading Agreement (the “Agreement”) effective as of July 25, 2012 with certain subsidiaries of Dollar General Corporation (NYSE: DG), one of the largest retailers in the United States by number of stores.

Under the Agreement, the Company will sell its Krave® brand of electronic cigarettes to certain of Dollar General Corporation’s subsidiaries (the “Retailers”) for resale in the Retailers’ stores on a “Scan Based Trading” basis pursuant to which the Company shall retain title and risk of loss to its electronic cigarette products until such time as they are so sold through the Retailers’ point-of-sale systems to retail customers. The Retailers operate a network of Dollar General® branded discount retail stores in various states throughout the United States (though the Retailers’ retail stores in the states of Minnesota, New Jersey and Vermont are excluded from the Agreement).

In addition, the Retailers are entitled to be paid specified sales commissions for sales made by the Company to its online customers who order Company products online using a promotional code that appears in the Company’s packaging for electronic cigarettes sold at the Retailers’ retails stores.

The Agreement has a one-year term, subject to earlier termination under certain circumstances, including by either the Company or the Retailers as a result of a material breach of the Agreement by the other after a 10-day notice and cure period for any such material breach, or by the Retailers for convenience upon 30 days’ prior written notice to the Company.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Scan Based Trading Agreement effective as of July 25, 2012 by and among Vapor Corp. and Dolgencorp, LLC, DG Strategic VII, Dolgen Midwest, LLC, Dolgen California, LLC, Dolgencorp of New York, Inc., Dolgencorp of Texas, Inc., DG Retail, LLC and Dollar General Partners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

(Registrant)

By:	/s/Harlan Press
Harlan Press Chief Financial Officer

Date: July 31, 2012

Exhibit Index

Exhibit Number	Description

10.1	Scan Based Trading Agreement effective as of July 25, 2012 by and among Vapor Corp. and Dolgencorp, LLC, DG Strategic VII, Dolgen Midwest, LLC, Dolgen California, LLC, Dolgencorp of New York, Inc., Dolgencorp of Texas, Inc., DG Retail, LLC and Dollar General Partners